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                                                                   Exhibit 99.3


                 [LETTERHEAD OF METROMEDIA INTERNATIONAL GROUP]



FOR IMMEDIATE RELEASE

                         METROMEDIA INTERNATIONAL GROUP
        ANNOUNCES THAT IT HAS CONTACTED THE US JUSTICE DEPARTMENT AND THE
                      US SECURITIES AND EXCHANGE COMMISSION


  ANNOUNCES THAT AMERICAN STOCK EXCHANGE HALTS TRADING OF ITS EQUITY SECURITIES


NEW YORK, NOVEMBER 26, 2002 -- Metromedia International Group, Inc. (the Company) (AMEX:MMG), the owner of various interests in communications and media businesses in Eastern Europe, the Commonwealth of Independent States and other emerging markets, today announced that the Company has contacted the United States Justice Department (the "Justice Department") and the Securities and Exchange Commission ("SEC") to disclose that certain personnel engaged in conduct that may have violated foreign and United States laws, including the Foreign Corrupt Practices Act. This conduct, which involved certain of the Company's business ventures in the Commonwealth of Independent States, was the subject of an investigation by special outside counsel.

The Company has concluded that the transactions were not material to the Company's historical results of operations or financial condition, and management currently does not anticipate any restatement of the Company's past financial results.

The Company cannot predict with any certainty whether, as a result of its disclosures, the Justice Department or the SEC will commence formal civil or criminal investigations. The Company is not currently in a position to predict the outcome of any such proceedings, or the extent to which they could adversely affect the Company's financial condition and results of operations.

As the Company previously communicated on November 20, 2002, it had intended to file its Form 10-Q for the quarter ended September 30, 2002, with the SEC, by November 30, 2002; however, the certifying officers have not completed their review of the Form 10-Q. The Company currently anticipates that the filing of the Form 10-Q will occur upon the certifying officers completion of their review, which should be complete by no later than December 31, 2002. Accordingly, representatives from the American Stock Exchange informed the Company that, due to its delay in filing its Form 10-Q, trading of the Company's common stock and preferred stock was halted yesterday prior to the market opening.

The Company will continue its efforts to restructure its debt and pursue possible asset sales, while continuing operation of its business units.


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METROMEDIA INTERNATIONAL REPORTS, 11/26/02                                Page 2

ABOUT METROMEDIA INTERNATIONAL GROUP

Metromedia International Group, Inc. is a global communications and media company. Through its wholly owned subsidiaries and its business ventures, the Company owns and operates communications and media businesses in Eastern Europe, the Commonwealth of Independent States, China and other emerging markets. These include a variety of telephony businesses including cellular operators, providers of local, long distance and international services over fiber-optic and satellite-based networks, international toll calling, fixed wireless local loop, wireless and wired cable television networks and broadband networks and FM radio stations.

This news release contains certain forward-looking statements that involve risks and uncertainties. Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, competition, changes in technology and methods of marketing, and various other factors beyond the Company's control. This also includes such factors as are described from time to time in the SEC reports filed by Metromedia International Group, Inc., including its most recently filed quarterly report on Form 10-Q and the Company's annual report on Form 10-K for the year ended December 31, 2001. The Company is not under, and expressly disclaims any, obligation to update the information in this news release for any future events, including changes in its cash balances or other events affecting liquidity.

Please visit our website at WWW.METROMEDIA-GROUP.COM.